News Release
FOR IMMEDIATE RELEASE

TEREX CORPORATION ANNOUNCES SENIOR LEADERSHIP CHANGES

WESTPORT, CT, August 19, 2015 – Terex Corporation (NYSE:TEX) today announced the following senior executive changes:

•	Tim Ford, currently President, Terex Cranes, is leaving the Company to pursue other opportunities.

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With Mr. Ford’s departure, Ken Lousberg, currently President of Terex China, will take on the role of President of Terex Cranes as well as the responsibility for Latin America previously with Mr. Ford.  While Mr. Lousberg will retain responsibility for China, a Country Leader for our Chinese business will be named as soon as possible to help coordinate our business in China reporting to Mr. Lousberg. Mr. Lousberg joined Terex through the Genie acquisition in 2002 and has held several senior management positions at various Terex operations.

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George Ellis will take on a new role as Senior Vice President, Operations Planning and President, Terex Construction. In addition to retaining his current responsibilities for Terex Construction, Government Programs and India, Mr. Ellis will assume global responsibility for the Terex Business System, sourcing, transportation, logistics, and manufacturing footprint. Mr. Ellis also joined Terex through the Genie acquisition in 2002 and has held several senior management positions at various Terex operations.

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Scott Hensel, now Vice President, Terex Services North America has been named to the newly created position of Vice President and Managing Director, Terex Utilities and Services reporting to Ken Lousberg. In this new role, in addition to his current responsibility for managing and growing the North American services business, Mr. Hensel will also have management responsibility for the Terex Utilities business. Mr. Hensel was previously a partner at McKinsey & Company and joined Terex in 2014 to improve and grow the Terex Services North America business.

•	Kieran Hegarty, President, Terex Materials Processing will assume management responsibility for the Terex Fuchs business which will become part of the Terex Materials Processing segment.

Ron De Feo, Terex Chairman and Chief Executive Officer, commented, “While we expect to achieve substantial synergies with the announced merger with Konecranes, as we think ahead and help position the company for the merger we must continue to organize the company and operate Terex in a way that is best for the business.”

“We thank Tim Ford for his dedicated service and leadership within both the AWP segment and his current position with Terex Cranes, and wish him the best in his future endeavors,” remarked Mr. De Feo. Commenting on the new assignment for Mr. Lousberg, Mr. De Feo continued, “Ken Lousberg is the right person to lead our efforts to continue to improve our global cranes business. Ken has previously served in multiple leadership roles within our Cranes business and will be in an excellent position to start immediately with the important work of growing our Cranes business. Ken has demonstrated strong leadership skills during his tenure with Terex and I believe his increasing responsibilities will serve us and our customers well.”

Forward Looking Statements
This press release contains forward-looking information based on the current expectations of Terex Corporation. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include those factors that are more specifically set forth in the public filings of Terex with the Securities and Exchange Commission. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this press release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this press release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Contact Information:
Tom Gelston
Vice President, Investor Relations
Phone: (203) 222-5943
Email: thomas.gelston@terex.com

About Terex
Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com

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